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                             ARTICLES OF INCORPORATION OF

                           CORPORATE SYSTEMS HOLDING, INC.


    1.   The name of the corporation is Corporate Systems Holding, Inc..

    2.   The period of its duration is perpetual.

    3. The name of the designated resident agent and its street address in Nevada where process may be served is:

              The Corporation Trust Company of Nevada
              One East First Street
              Reno, Nevada  89501

    4. The Corporation shall have authority to issue 20,000,000 shares of common stock of $0.001 par value.

    5. The governing board shall be styled as directors. The number of directors shall be fixed by the Bylaws of the Corporation. The first Board of Directors shall serve until the first annual meeting of shareholders or until their successors are elected and qualified and shall consist of six (6) members, whose names and addresses are as follows:

              Name                               Address
              ----                               -------

         Edward A. Fancher, Jr.             500 S. Taylor
                                            Amarillo, Texas 79101

         Charles Scott Gilmour              1200 Corporate Systems Center
                                            Amarillo, Texas 79102

         Jess Latham                        2027 S. Hughes
                                            Amarillo, Texas 79109

         Johnny Mize                        1200 Corporate Systems Center
                                            Amarillo, Texas 79102

         Guyon H. Saunders                  1200 Corporate Systems Center
                                            Amarillo, Texas 79102

         Max R. Sherman                     LBJ School of Public Affairs
                                            The University of Texas at Austin


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                                            Drawer 1, Austin Station
                                            Austin, Texas 78712

    6. The Corporation shall have the power to indemnify its directors, officers, employees, and agents to the full extent permitted by Nevada law. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under the terms of Section 78.037 of the Nevada Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived any improper personal benefit. If the Nevada Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada Corporation Law. Any repeal or modification of this section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    7. (a) The Corporation may, in the discretion of the Board of Directors, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against reasonable expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation may, in the discretion of the Board of Directors, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith


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and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be under this Article 7.(b) in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses that the court of appropriate jurisdiction, shall deem proper.

         (c) Any indemnification under Articles 7.(a) or 7.(b) (unless ordered by a court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination by the Board of Directors that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in Articles 7.(a) or 7.(b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit, or proceeding; or (ii) if such disinterested directors so direct, by independent legal counsel, in a written opinion, selected by the Board of Directors; or
(iii) by the stockholders.  In the event a determination is made under this
Article 7.(c) that the director, officer, employee, or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

         (d) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Articles 7.(a) or 7.(b), or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense, notwithstanding that the person has not been successful on any other claim, issue, or matter in the action, suit, or proceeding.

         (e) Expenses incurred by a person who is or was a director, officer, employee, or agent of the Corporation in appearing at, participating in, or defending any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, may be paid by the Corporation, in the discretion of the Board of Directors, at reasonable intervals in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         (f) It is the intention of the Corporation to indemnify the persons referred to herein to the fullest extent permitted by law. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Certificate of Incorporation, Bylaws, agreement, the vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action


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in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

         (g) The indemnification provided for herein shall be subject to all valid and applicable laws and, in the event the indemnification contemplated hereby is found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this provision shall be regarded as modified accordingly and, as so modified, to continue in full force and effect.

         (h) For purposes of this Article, references to "the Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent of a constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article as to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.

         (i) The Corporation may maintain insurance, at its expense, to protect itself or any director or officer of the Corporation, or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Nevada Corporation Law.

    8.   The name and address of the incorporator signing the articles:

                             James M. House
                             701 S. Taylor, Suite 500
                             Amarillo, Texas 79101-2400



                                       ----------------------------------------
                                       James M. House, Incorporator


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STATE OF TEXAS          Section
                              Section
COUNTY OF POTTER              Section

    This instrument was acknowledged before me on July ____, 1996, by JAMES M. HOUSE, as incorporator of Corporate Systems Holding, Inc.


                                  ---------------------------------------------
                                    Notary Public, State of Texas

                                  My Commission Expires:
                                                        -----------------------


    9.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT.

         The Corporation Trust Company of Nevada hereby accepts appointment as registered agent of the Corporation.

The Corporation Trust Company of Nevada



By:
   -------------------------------------
   Signature of Resident Agent


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